MOUNT TAM BIOTECHNOLOGIES, INC.

EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") by and between Mount Tam Biotechnologies, Inc., a Delaware corporation, ("Employer") and Timothy Powers, an individual ("Employee"), is effective as of January 2nd, 2015 ("Effective Date"). Your first day of employment will be January 2nd, 2015 ("Start Date"). In consideration of the mutual promises made herein, the Company and Employee agree as follows:

1. Employment. The Company hereby employs Employee, and Employee hereby accepts employment with the Company upon all of the terms and conditions described in this Agreement.

2. Responsibilities. Subject to the terms of this Agreement, Employee is hereby employed in the position of Vice President, Research and Development and shall perform the functions and responsibilities of that position. Your position will report directly to Stelios Tzannis. The Company may assign additional or different duties to Employee and Employee's position, job description, duties and responsibilities may be modified from time to time at the sole discretion of the Company. Employee shall devote the whole of Employee's professional time, attention and energies to the performance of Employee's work responsibilities under this Agreement. While employed by the Company, Employee will not, without the prior written consent of the Company, provide services to or assist in any manner any business or third party which competes with the current or planned business of the Company.

3. Compensation. As consideration for the services and covenants described in this Agreement, the Company agrees to compensate Employee in the following manner:

   3.1. Salary/Wages. Employee's starting gross salary will be the annualized amount of $150,000 payable on a bi-weekly basis for this regular, full time position. The fact that Employee's salary is expressed as an annualized amount does not create or imply any minimum employment term.

   3.2. Stock Options/Restricted Stock. Contingent on approval by the Company's Board of Directors, Employee will be granted standard-form options to purchase 135,000 shares of the Company's Common Stock pursuant to the Company's stock option plan that will vest over four years. One fourth of the total option amount shall vest upon the successful completion of twelve months of service. The remaining options shall vest pro-rata over the following three years in accordance with the terms of the Option Agreement evidencing the grant.

   3.3. Benefits. Employee will be entitled to two weeks of vacation each year. If the Company, in its sole discretion, adopts a general employee benefit plan or policy concerning benefits such as holidays, leaves of absence, health insurance, etc., such benefits, if any, will be available to Employee in accordance with any eligibility requirements, policies, or procedures adopted by the Company from time to time during the existence of this Agreement. The rights, if any, of Employee and Employee's dependents under any such benefit plans or policies shall be governed solely by the terms of such plans or policies. The Company reserves to itself, or its designated administrators, exclusive authority and discretion to determine all issues of eligibility, interpretation and administration of each such benefit plan or policy. The Company's employment benefits, and policies related thereto, are subject to termination, modification or limitation at the Company's sole discretion at any time.

   3.4. Bonuses. Employee will be entitled to participate in an executive bonus plan if and when such plan is created and approved by Company's Board of Directors.

EQUITY SOLAR, INC.

EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") by and between Mount Tam Biotechnologies, Inc., a Delaware corporation, ("Employer") and Timothy Powers, an individual ("Employee"), is effective as of January 2nd, 2015 ("Effective Date"). Your first day of employment will be January 2nd, 2015 ("Start Date"). In consideration of the mutual promises made herein, the Company and Employee agree as follows:

1. Employment. The Company hereby employs Employee, and Employee hereby accepts employment with the Company upon all of the terms and conditions described in this Agreement.

2. Responsibilities. Subject to the terms of this Agreement, Employee is hereby employed in the position of Vice President, Research and Development and shall perform the functions and responsibilities of that position. Your position will report directly to Stelios Tzannis. The Company may assign additional or different duties to Employee and Employee's position, job description, duties and responsibilities may be modified from time to time at the sole discretion of the Company. Employee shall devote the whole of Employee's professional time, attention and energies to the performance of Employee's work responsibilities under this Agreement. While employed by the Company, Employee will not, without the prior written consent of the Company, provide services to or assist in any manner any business or third party which competes with the current or planned business of the Company.

3. Compensation. As consideration for the services and covenants described in this Agreement, the Company agrees to compensate Employee in the following manner:

   3.1. Salary/Wages. Employee's starting gross salary will be the annualized amount of $150,000 payable on a bi-weekly basis for this regular, full time position. The fact that Employee's salary is expressed as an annualized amount does not create or imply any minimum employment term.

   3.2. Stock Options/Restricted Stock. Contingent on approval by the Company's Board of Directors, Employee will be granted standard-form options to purchase 135,000 shares of the Company's Common Stock pursuant to the Company's stock option plan that will vest over four years. One fourth of the total option amount shall vest upon the successful completion of twelve months of service. The remaining options shall vest pro-rata over the following three years in accordance with the terms of the Option Agreement evidencing the grant.

   3.3. Benefits. Employee will be entitled to two weeks of vacation each year. If the Company, in its sole discretion, adopts a general employee benefit plan or policy concerning benefits such as holidays, leaves of absence, health insurance, etc., such benefits, if any, will be available to Employee in accordance with any eligibility requirements, policies, or procedures adopted by the Company from time to time during the existence of this Agreement. The rights, if any, of Employee and Employee's dependents under any such benefit plans or policies shall be governed solely by the terms of such plans or policies. The Company reserves to itself, or its designated administrators, exclusive authority and discretion to determine all issues of eligibility, interpretation and administration of each such benefit plan or policy. The Company's employment benefits, and policies related thereto, are subject to termination, modification or limitation at the Company's sole discretion at any time.

   3.4. Bonuses. Employee will be entitled to participate in an executive bonus plan if and when such plan is created and approved by Company's Board of Directors.

3.5. Total Compensation. Employee agrees that the compensation stated above constitutes the full and exclusive consideration and compensation for all services rendered under the Agreement and for all promises and obligations under this Agreement.

3.6. Business Expenses. The Company shall pay or reimburse Employee's reasonable pre-approved business expenses, including expenses incurred for travel on Company business, in accordance with the policies and procedures of the Company, as may be adopted or amended from time to time at the Company's sole discretion. If Employee incurs business expenses under this Agreement, Employee shall submit monthly to the Company a request for reimbursement together with supporting documentation satisfactory to the Company.

4. Company Policies. Employee agrees to abide by the Company's policies, practices and procedures, written and unwritten, as they may from time to time be adopted or modified by the Company at its sole discretion. The Company's written policies, practices and procedures, including any Employee Handbook and/or Code of Conduct, shall be binding on Employee unless superseded by or in conflict with this Agreement. Copies of written policies and procedures shall be available to Employee in the offices of the Company, and Employee shall be responsible at all times to review these policies and procedures.

5. Warranties. Employee hereby represents and warrants that he or she has taken no confidential, proprietary or trade secret information from Employee's prior employer or employers, and will not knowingly disclose such information to the Company, or improperly use any such information on behalf of the Company. Employee acknowledges that the Company has specifically demanded that, if Employee has any such confidential, proprietary or trade secret knowledge or information, Employee shall not use such information while employed by the Company for the benefit of the Company. Employee further warrants that by entering into this Agreement with the Company he or she is not violating any of the terms, agreements, or covenants of any previous employment or association. Employee further acknowledges that the Company has advised Employee to consult with his or her personal attorney concerning this proposed employment, matters relating to prior employment and any agreements or other matters that might affect employment by the Company. Employee acknowledges and agrees that neither the Company nor anyone acting on its behalf induced or solicited Employee to breach any contract or other enforceable obligation in connection with any proposed employment with the Company. If at any time Employee's duties with the Company begin to conflict with any prior agreement, Employee shall promptly notify the Company and shall cease and desist from any such duties.

6. Prior Inventions. Employee acknowledges that, except for the inventions disclosed on Appendix A, attached hereto, Employee does not have any right or claim to any invention, idea, process, formula, discovery, copyright, patent or other such item or matter. No rights are hereby conveyed to inventions, if any, made by Employee prior to employment by the Company, which inventions are listed in Appendix A.

7. Subsequent Invention Disclosure. Employee agrees to promptly disclose in writing to the Company any and all inventions which Employee develops during the term of employment, including all software programs, source or object code, improvements, inventions, formulas, ideas, processes, techniques, know-how and data, whether or not patentable, that Employee makes or conceives or reduces to practice or develops, either alone or jointly with others, during the term of employment by the Company. Employee will also disclose to the Company all inventions made, conceived, reduced to practice, or developed by Employee within six months of the termination of employment by the Company that result from prior work with the Company. Such disclosures shall be received by the Company in confidence and do not extend the assignment of inventions disclosed beyond that required by law.

8. Assignment of Inventions. Except as excluded by paragraph 9, Employee hereby assigns and agrees that any and all inventions, discoveries or improvements that Employee conceives or makes or may conceive or make during the period of employment relating to or in any way pertaining to or connected with the systems, products, computer programs, software, software codes, apparatus or methods employed,

manufactured or constructed by the Company, or to systems, products, apparatus or methods with respect to which the Company engages in, requests or anticipates research or development, shall be the sole and exclusive property of the Company to the maximum extent permitted by California Labor Code Section 2870. The Company shall be the sole owner of all worldwide trade secrets, patents, copyrights, Moral Rights and other intellectual property rights in connection with such inventions. Employee further acknowledges that such inventions, including computer programs, software codes and other works of authorship, are "works made for hire" for purpose of the Company's rights under copyright laws. Employee hereby assigns to the Company any rights he or she may have or acquire in such inventions, to the maximum extent allowed by law. Employee further agrees to assign, and hereby does assign to the Company the entire right, title and interest in and to all such inventions, discoveries or improvements as well as any modifications or improvements thereto that may be made and all worldwide trade secrets, patents, copyrights, Moral Rights and other intellectual property rights in connection therewith. As used herein, "Moral Rights" means any rights to claim authorship of an invention, to object to or prevent the modification of any Invention, or to withdraw from circulation or control the publication or distribution of any invention, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right." Employee understands that any inventions, discoveries or ideas that Employee has created or possessed prior to Employee's employment by the Company are specified in Appendix A attached to this Agreement and will not be considered to be the property of the Company.

9. Inventions Not Assigned. In accordance with California Labor Code Section 2870, this Agreement does not require the assignment of an invention which qualifies fully for protection under Section 2870, which provides as follows:

(A) ANY PROVISION IN AN EMPLOYMENT AGREEMENT WHICH PROVIDES THAT AN EMPLOYEE SHALL ASSIGN, OR OFFER TO ASSIGN, ANY OF HIS OR HER RIGHTS IN AN INVENTION TO HIS OR HER EMPLOYER SHALL NOT APPLY TO AN INVENTION THAT THE EMPLOYEE DEVELOPED ENTIRELY ON HIS OR HER OWN TIME WITHOUT USING THE EMPLOYER'S EQUIPMENT, SUPPLIES, FACILITIES, OR TRADE SECRET INFORMATION EXCEPT FOR THOSE INVENTIONS THAT EITHER:

(1) RELATE AT THE TIME OF CONCEPTION OR REDUCTION TO PRACTICE OF THE INVENTION TO THE EMPLOYER'S BUSINESS, OR ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT OF THE EMPLOYER; OR

(2) RESULT FROM ANY WORK PERFORMED BY THE EMPLOYEE FOR THE EMPLOYER.

(B) TO THE EXTENT A PROVISION IN AN EMPLOYMENT AGREEMENT PURPORTS TO REQUIRE AN EMPLOYEE TO ASSIGN AN INVENTION OTHERWISE EXCLUDED FROM BEING REQUIRED TO BE ASSIGNED UNDER SUBDIVISION (A), THE PROVISION IS AGAINST THE PUBLIC POLICY OF THIS STATE AND IS UNENFORCEABLE.

10. Assistance. Employee will assist the Company in every proper way to obtain for the Company and enforce all patents, copyrights, mask work rights, trade secret rights and other legal protections for the assigned inventions in any and all countries. Employee will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. Employee's obligations under this section will continue beyond the termination of employment with the Company, provided that the Company will compensate Employee upon the Company's request of such assistance. Employee hereby appoints the Secretary of the Company as Employee's attorney-in-fact to execute documents on Employee's behalf to effect the obligations of Employee under this Section 10.

11. Confidential, Proprietary, and Trade Secret Information. During the course of employment, Employee will come into possession of or acquire knowledge of confidential, proprietary and trade secret information of the Company. Employee hereby covenants and agrees that Employee will not, either during the term of employment or at any time thereafter, disclose any such confidential, proprietary or trade secret information to any person, firm, corporation, association, partnership or other entity (other than those in the Company's organization qualified and authorized to receive such information) for any purpose or reason whatsoever. Such confidential and proprietary information shall be deemed to include, but not be limited to, (i) Company products, designs, software, software codes, software developments, research projects, improvements and methods of operation, (ii) business plans, marketing plans and related information, (iii) the names, lists, buying habits and practices of the Company's customers, clients and vendors, and the relationships between them and the Company, (iv) the Company's financial condition, profit performance and financial requirements, and (v) all other confidential information of, about or concerning the Company, the manner of operation of the Company and other confidential data of any kind, nature or description relating to the Company. Employee specifically agrees not to make use of any such confidential or proprietary information for Employee's own purpose, or for the benefit of any person, firm, corporation or other entity except the Company. Employee will abide by the Company's policies and procedures, as established from time to time for the protection of its trade secrets and confidential information. Employee does not know of any of the Company's confidential, proprietary or trade secret information other than the information learned from the Company. Further, Employee agrees to be bound by, and to execute such additional instruments as may be necessary or desirable to evidence Employee's agreement to be bound by, all nondisclosure or similar covenants between the Company and any third party.

12. Return of Property. All confidential, proprietary and trade secret information, and all other documents, records, apparatus, equipment and other physical property which is furnished to or obtained by Employee in the course of employment with the Company shall be and remain the sole property of the Company. Employee agrees that, upon termination of his or her employment, Employee shall return all such property and agrees not to make or retain copies, reproductions or summaries of any such property without the express written consent of the Company.

13. Non-Solicitation. For a period of two years immediately following the termination of this Agreement, Employee agrees not to, either directly or indirectly, attempt to recruit, solicit or take away any of the employees of the Company who worked for the Company at any time during the term of this Agreement; make known to any person, firm or corporation the names or addresses of, or any information pertaining to, any current or former employees of the Company; attempt to call on, solicit or take away any customers of the Company or any other persons, corporations or other entities with which the Company has had or contemplated any business transaction or relationship during his or her employment with the Company, including, but not limited to, investments, licenses, joint ventures, and agreements for development, with the use of any proprietary or confidential information or trade secret of the Company, for purposes of entering into any business transaction or relationship with any such customers or other persons, corporations, or other entities.

14. Equitable Relief. Employee and the Company agree that in the event of any breach of paragraphs 6, 7, 8, 9, 10, 11, 12, or 13 of this Agreement, the Company and Employee will not have an adequate remedy at law. Thus, in the event of such a breach or threatened breach, the Company and/or Employee will be entitled to such equitable and injunctive relief as may be available to prevent and restrain the breach of the provisions of said paragraphs. Such availability to obtain injunctive relief will not prevent the Company or Employee from pursuing any other equitable or legal relief, including the recovery of damages from such breach or threatened breach.

15. At-Will Employment. Employee's Employment at the Company is at will. This means that employment may be terminated with or without Cause and with or without notice at any time by either the Employee or the Company. Nothing in this or any other document or statement shall limit the right to terminate employment at will. No officer, manager, supervisor or employee of the Company has any authority to enter into an agreement for employment for any specified period of time or to make an agreement for

employment other than at-will. Only the CEO of the Company has the authority to make any such agreement and then only in a writing that expressly modifies the policy of at-will employment. For purposes of this Agreement, any of the following shall constitute "Cause": (i) willful or habitual breach of or failure to perform Employee's duties pursuant to the terms of this Agreement; (ii) fraud, dishonesty, deliberate injury or intentional material misrepresentation by Employee to Employer or any others; (iii) embezzlement, theft or conversion by Employee; (iv) unauthorized disclosure or other use of Employer's trade secrets, customer lists or confidential information; (v) habitual misuse of alcohol or any non-prescribed drug or intoxicant; (vi) willful misconduct that causes material harm to Employer, (vii) fraud, dishonesty, or other act of substantial misconduct in the performance of Employee's duties pursuant to the terms of this Agreement, (viii) willful failure or refusal to comply or violation of any policies, standards and regulations of Employer, as may be modified from time, (ix) conviction of or plea of guilty or nolo contendere to a felony or misdemeanor involving moral turpitude, (x) continuing failure to communicate and fully disclose material information to the Board of Directors, the failure of which would materially adversely impact the Company or may result in a violation of state or federal securities laws, or (xi) debarment by any federal agency that would limit or prohibit Employee from serving in his capacity for Employer under this Agreement.

16. Employment Eligibility Verification. For purposes of federal immigration law, Employee will be required to provide to the Company documentary evidence of Employee's identity and eligibility for employment in the United States. Such documentation must be provided to the Company within three business days of the date of hire or Employee's employment may be terminated.

17. Notification. Employee authorizes the Company to notify Employee's future employers of the terms of this Agreement and Employee's responsibilities hereunder.

18. Name and Likeness Rights. Employee authorizes the Company to use, reuse, and to grant others the right to use and reuse Employee's name, photograph, likeness (including caricature), voice, and biographical information, and any reproduction or simulation therof, in any media now known or hereafter developed (including, but not limited to, film, video and digital or other electronic media), both during and after Employee's employment with the Company, for whatever purposes the Company deems necessary.

19. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California.

20. Interpretation. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against either party.

21. Headings. The headings of this Agreement are intended solely for the convenience of reference and should be given no effect in the construction or interpretation of this Agreement.

22. Entire Agreement. This Agreement embodies the complete agreement and understanding of the parties related to his or her employment of the Employee by the Company, superseding any and all other prior or contemporaneous oral or written agreements or communications between the parties hereto with respect to the employment of the Employee by the Company, and contains all of the covenants and agreements of any kind whatsoever between the parties with respect to such employment. Each party acknowledges that no representations, inducements, promises or agreements, whether oral or written, express or implied, have been made by either party or anyone acting on behalf of any party, that are not incorporated herein and that no other agreement or promise not contained herein shall be valid or binding.

23. Modification. This Agreement may be modified or amended only by an agreement in writing signed by the parties hereto.

24. Waiver. The failure of either party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted under this Agreement or of the future performance of any such term or condition.

25. Severability. Should any provision or part of this Agreement be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions and parts shall be unaffected and shall continue in full force and effect, and said invalid, void or unenforceable provision or part shall be deemed not to be part of this Agreement.

26. No Partnership. The parties agree that nothing expressed or implied in this Agreement shall be deemed or construed by the parties hereto, or by any third person, to create the relationship of principal and agent or of partnership or joint venture or of lessor and lessee or of any other association between Employee and Company other than that of employer and employee.

27. Voluntary Agreement. Employee and the Company represent and agree that each has reviewed all aspects of this Agreement, has carefully read and fully understands all provisions of this Agreement, and is voluntarily entering into this Agreement. Each party represents and agrees that such party has had the opportunity to review any and all aspects of this Agreement with the legal, tax or other advisor or advisors of such party's choice before executing this Agreement.

28. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the Employee's heirs, beneficiaries and legal representatives. The rights and obligations of Employee may not be delegated or assigned except as expressly set forth in this Agreement. In the event of a sale of all or substantially all of the Company's capital stock, sale of all, or substantially all of the Company's assets, or consolidation or merger of the Company with or into another corporation, entity or individual, the Company may assign its rights and obligations under this Agreement to its successor-in-interest, and such successor-in-interest shall be deemed to have acquired all rights and assumed all obligations of the Company under this Agreement.

29. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

30. Alternative Dispute Resolution Program. Employee understands and agrees that, as a condition of employment, employee will enter into an agreement, attached as Appendix B, to arbitrate all disputes arising out of or related to the termination of employment, as well as any unlawful discrimination, or unlawful harassment (including sexual harassment) claims. Only an arbitrator, not a judge or a jury, will hear such disputes.

EMPLOYEE	MOUNT TAM BIOTECHNOLOGIES, INC.
[signature]	By: ______________________
Signature	Signature
TIMOTHY S. POWERS	______________________
Print Name	Print Title
12/29/2014	______________________
Date	Date

Appendix A

Inventions

Except as set forth below, I hereby acknowledge that at this time I have no right, title, or other interest in any invention, patent, copyright, or other such material other than the following: (If none, so state)

NONE.

DATED: 12/29/2014

Employee

Appendix B

Alternative Dispute Resolution (ADR) Policy and Agreement

1. Agreement to Arbitrate.

   1.1. In the event that any employment dispute arises between Equity Solar, Inc. ("Company") and __________ ("Employee"), the parties involved will make all efforts to resolve any such dispute through informal means. If these informal attempts at resolution fail *and* if the dispute arises out of or is related to the parties' Employment Agreement, the termination of Employee's employment or alleged unlawful discrimination, including but not limited to unlawful harassment, the Company and Employee will submit the dispute to final and binding arbitration in San Francisco County, California, except as set forth in paragraph 14 of the Employment Agreement.

   1.2. The parties expressly understand and agree that arbitration is the exclusive remedy for all such disputes; with respect to such disputes, no other action may be brought in court or any other forum (except actions to compel arbitration hereunder). **THIS ALTERNATIVE DISPUTE RESOLUTION ("ADR") AGREEMENT IS A WAIVER OF THE PARTIES' RIGHTS TO A CIVIL COURT ACTION FOR A DISPUTE RELATING TO BREACH OF THE PARTIES' EMPLOYMENT AGREEMENT, TERMINATION OF THAT EMPLOYMENT OR ALLEGED UNLAWFUL DISCRIMINATION, WHICH INCLUDES RETALIATION OR SEXUAL OR OTHER UNLAWFUL HARASSMENT; ONLY AN ARBITRATOR, NOT A JUDGE OR JURY, WILL DECIDE THE DISPUTE.**

   1.3. Employment disputes arising out of or related to termination of employment or alleged unlawful discrimination, including retaliation or sexual or other unlawful harassment, shall include, but not be limited to, the following: alleged violations of federal, state and/or local constitutions, statutes or regulations; claims based on any purported breach of contractual obligation, including breach of the covenant of good faith and fair dealing; and claims based on any purported breach of duty arising in tort, including violations of public policy. Disputes related to workers' compensation and unemployment insurance are not arbitrable hereunder. Claims for benefits covered by a separate benefit plan that provides for arbitration are not covered by this ADR Agreement. Also, nothing in the Employment Agreement or in the ADR Policy shall be construed as precluding Employee from filing a charge with the Equal Employment Opportunity Commission ("EEOC"), the National Labor Relations Board ("NLRB") or other federal, state or local agencies, seeking administrative assistance in resolving claims. However, any claim that cannot be resolved administratively through such an agency shall be subject to the Employment Agreement and this ADR Policy and Agreement.

2. Request for Arbitration.

   2.1. Attempt at Informal Resolution of Disputes. Prior to submission of any dispute to arbitration, Employee and the Company shall attempt to resolve the dispute informally as follows: Employee and the Company will select a mediator from a list provided by the Federal Mediation and Conciliation Service or other similar agency who will assist the parties in attempting to reach a settlement of the dispute. The mediator may make settlement suggestions to the parties but shall not have the power to impose a settlement upon them. If the dispute is resolved in mediation, the matter shall be deemed closed. If the dispute is not resolved in mediation and goes to the next step (binding arbitration), any proposals or compromises suggested by either of the parties or the mediator shall not be referred to in or have any bearing on the arbitration procedure. The mediator cannot also serve as the arbitrator in any subsequent proceeding unless all parties expressly agree in writing.

2.2. Arbitration Procedures. The party desiring arbitration, whether Employee or the Company, must submit a "Request For Arbitration" in writing to the other party within the time period required by the law that applies to the claim under the applicable statute of limitations. If the "Request for Arbitration" is not submitted in accordance with the aforementioned time limitations, the party failing to do so will not be able to bring that party's claims to this or any other forum. The "Request for Arbitration" form must, unless otherwise required by law, clearly state "Request for Arbitration" at the beginning of the first page and include the following information:

(a) A factual description of the dispute in sufficient detail to advise the other party of the nature of the dispute;

(b) The date on which the dispute first arose;

(c) The names, work locations and telephone numbers of any individuals, including employees or supervisors, with knowledge of the dispute; and

(d) The relief requested by the requesting party.

The responding party may submit counterclaim(s) in like manner in accordance with applicable law.

2.3. Selection of Arbitrator. All disputes will be resolved by a single Arbitrator, who will be mutually selected by the Company and Employee. If the parties cannot agree on an Arbitrator, then a list of five arbitrators, experienced in employment matters, shall be provided by the Federal Mediation and Conciliation Service. The Arbitrator will be selected by the parties who will alternately strike names from the list. The last name remaining on the list will be the Arbitrator selected to resolve the dispute. Upon selection, the Arbitrator shall set an appropriate time, date and place for the arbitration, after conferring with the parties to the dispute.

2.4. The Arbitrator's Authority. The Arbitrator shall have the following powers:

(a) To rule on motions regarding discovery, procedural, and evidentiary issues arising during the arbitration.

(b) To rule on motions to dismiss and/or motions for summary judgment applying the standards governing such motions under the Federal Rules of Civil Procedure.

(c) To issue protective orders on the motion of any party or third-party witness. Such protective orders may include, but are not limited to, sealing the record of the arbitration, in whole or in part (including discovery proceedings and motions, transcripts, and the decision and award), to protect the privacy or other constitutional or statutory rights of parties and/or witnesses.

(d) To determine only the issue(s) submitted to him/her. The issue(s) must be identifiable in the "Request for Arbitration" or counterclaim(s). Except as required by law, any issue(s) not identifiable in those documents is outside the scope of the Arbitrator's jurisdiction and any award involving such issue(s), upon motion by a party, shall be vacated.

2.5. Discovery. The discovery process shall proceed and be governed, consistent with the standards of the Federal Rules of Civil Procedure, as follows:

(a) Unless otherwise required by law, the parties may obtain discovery by any of the methods allowed under the Federal Rules of Civil Procedure.

(b) To the extent permitted by the Federal Arbitration Act or applicable California law, each party shall have the right to subpoena witnesses and documents during discovery and for the arbitration.

(c) All discovery requests shall be submitted no less than sixty (60) days before the hearing date.

(d) The scope of discoverable evidence shall be in accordance with Federal Rule of Civil Procedure 26(b)(1).

(e) The Arbitrator shall have the power to enforce the aforementioned discovery rights and obligations by the imposition of the same terms, conditions, consequences, liabilities, sanctions and penalties as can or may be imposed in like circumstances in a civil action by a federal court under the Federal Rules of Civil Procedure, except the power to order the arrest or imprisonment of a person.

2.6. Hearing Procedure. The hearing shall be held at a location mutually agreed upon by the parties, or as determined by the Arbitrator in the absence of an agreement, and shall proceed according to the American Arbitration Association's "National Rules for the Resolution of Employment Disputes" in effect at the time of the arbitration, with the following amendments:

(a) The Arbitrator shall rule at the outset of the arbitration on procedural issues that bear on whether the arbitration is allowed to proceed.

(b) Each party has the burden of proving each element of its claims or counterclaims, and each party has the burden of proving any of its affirmative defenses.

(c) In addition to, or in lieu of, closing argument, either party shall have the right to present a post-hearing brief, and the deadline for exchanging any post-hearing briefs shall be mutually agreed on by the parties and the Arbitrator, or determined by the Arbitrator in the absence of agreement.

2.7. Substantive Law.

(a) The parties agree that they will be afforded the identical legal, equitable, and statutory remedies as would be afforded them were they to bring an action in a court of competent jurisdiction.

(b) The applicable substantive law shall be the law of the State of California or federal law. Choice of substantive law in no way affects the procedural aspects of the arbitration, which are exclusively governed by the provisions of this ADR Agreement.

2.8. Opinion and Award. The Arbitrator shall issue a written opinion and award, in conformance with the following requirements:

(a) The opinion and award must be signed and dated by the Arbitrator.

(b) The Arbitrator's opinion and award shall decide all issues submitted.

(c) The Arbitrator's opinion and award shall set forth the legal principles supporting each part of the opinion.

(d) The Arbitrator shall have the same authority to award remedies, damages and costs as provided to a judge and/or jury under parallel circumstances.

2.9. Enforcement of Arbitrator's Award. Following the issuance of the Arbitrator's decision, any party may petition a court to confirm, enforce, correct or vacate the Arbitrator's opinion and award under the Federal Arbitration Act, and/or applicable California law.

2.10. Fees and Costs. Unless otherwise required by law, fees and costs shall be allocated in the following manner:

(a) Each party shall be responsible for its own attorneys' fees, except as otherwise provided by law for the particular claim(s) at issue.

(b) The parties shall share equally the cost of the arbitrator's services, the facility in which the arbitration is to be held, and any similar costs.

(c) The parties shall share equally the cost of a court reporter to transcribe the arbitration proceedings. Each party shall advance the cost for said party's transcript of the proceedings.

(d) Each party shall advance its own costs for witness fees, service and subpoena charges, copying, or other incidental costs that each party would bear during the course of a civil lawsuit.

(e) Each party shall be responsible for its costs associated with discovery, except as required by law or court order.

3. Severability. Each term, clause and provision of this ADR Agreement is separate and independent, and should any term, clause or provision of this ADR Agreement be found to be invalid or unenforceable, the validity of the remaining terms, clauses, and provisions shall not be affected. As to those terms, clauses and provisions found to be invalid or unenforceable, they shall be replaced with valid and enforceable terms, clauses or provisions or shall be modified, in order to achieve, to the fullest extent possible, the economic, business and other purposes of the invalid or unenforceable terms, clauses or provisions.

EMPLOYEE	MOUNT TAM BIOTECHNOLOGIES, INC.
[signature]	By: ______________________
Signature	Signature
TIMOTHY S. POWERS	______________________
Print Name	Print Title
12/29/2014	______________________
Date	Date